UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 12, 2019

GRAYBAR ELECTRIC COMPANY, INC.

(Exact Name of Registrant as specified in Charter)

New York (State or other jurisdiction of incorporation)	000-00255 (Commission File Number)	13-0794380 (I.R.S. Employer Identification No.)

34 North Meramec Avenue St. Louis, MO 63105 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 573-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company. [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)        On April 12, 2019, Graybar Electric Company, Inc. (the "Company") announced that the Executive Committee of its Board of Directors had elected Mr. Randall R. Harwood to serve as Senior Vice President and Chief Strategy Officer, a new corporate office, effective June 1, 2019. Mr. Harwood is currently the Company's Senior Vice President and Chief Financial Officer. In his new role, he will no longer be serving as the Company's principal financial officer and principal accounting officer.

(c)    On April 12, 2019, the Company announced that the Executive Committee of its Board of Directors had elected Scott S. Clifford as Senior Vice President and Chief Financial Officer, effective June 1, 2019.  In this new role, Mr. Clifford will serve as the Company's principal financial officer and principal accounting officer.

Mr. Clifford, age 48, has been the Senior Vice President - Supply Chain Management since February 2015, and has served as a director on the Company's Board of Directors since February 1, 2015. He serves on the Executive Committee of the Board and on the Compensation, Disclosure, Employees’ Benefit, Finance, IT, Branch House and Sustainability Committees of the Company. Mr. Clifford also serves as Chair of the Sustainability Committee of the Company.

A copy of the April 12, 2019 press release announcing Mr. Clifford's election and Mr. Harwood's election to his new role is attached hereto as Exhibit 99.

Item 9.01        Financial Statements and Exhibits.

(d)                   Exhibits
(99)                 Press release dated April 12, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYBAR ELECTRIC COMPANY, INC.

Date: April 12, 2019	By: /s/ Matthew W. Geekie
Matthew W. Geekie
Senior Vice President, Secretary &
General Counsel